EX-99.28(e)(1)(b)

FORM OF THIRD AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT dated as of the [   ] day of [          ], 2012, to the Distribution Agreement dated as of November 1, 2003, as amended August 28, 2006 and January 29, 2010 (the “Agreement”), is entered into by and among Jacob Funds Inc., f/k/a Jacob Internet Fund Inc., a Maryland corporation (the “Corporation”), Jacob Asset Management of New York LLC, a New York limited liability company (the “Adviser”), and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend said Agreement; and

WHEREAS, Section 10, paragraph B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto to reflect the addition of one series of the Corporation.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.                                                                           QUASAR DISTRIBUTORS, LLC

By: ___________________                                                                By:_______________________

Name: Ryan I. Jacob                                                                               Name: ____________________

Title: Chairman                                                                                        Title: _____________________

JACOB ASSET MANAGEMENT OF NEW YORK LLC

By: ___________________

Name: Ryan I. Jacob

Title: President

Amended Exhibit A to the Distribution Agreement – Jacob Funds Inc., f/k/a Jacob Internet Fund Inc.

Fund Names

Name of Series	Effective Date
Jacob Internet Fund	November 1, 2003
Jacob Small Cap Growth Fund	January 29, 2010
Jacob Wisdom Fund	January 29, 2010
Jacob Micro Cap Growth Fund	[ ], 2012

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